Exhibit 10.1

O Y S T E R   P O I N T   M A R I N A   P L A Z A

Partial Lease Termination Agreement

THIS PARTIAL LEASE TERMINATION AGREEMENT (“Agreement”) is made and entered into as of June 27, 2012, by and between KASHIWA FUDOSAN AMERICA, INC., a California corporation (“Landlord”) and TRANSCEPT PHARMACEUTICALS, INC., a Delaware corporation fka Novacea, Inc. (“Tenant”).

Recitals

A. Landlord or its predecessor and Tenant or its predecessor have heretofore entered into that certain lease dated as of May 15, 2007 (the “Lease”) for premises described as Suite 200 (the “Premises”), initially containing approximately 25,288 rentable square feet, in the building located at 400 Oyster Point Boulevard, South San Francisco, California (the “Building”), which forms part of the office building complex commonly known as Oyster Point Marina Plaza (the “Complex”).

B. The Lease has not heretofore been amended or assigned.

C. The Term of the Lease commenced on November 1, 2007, and in the absence of this Agreement would have expired on October 31, 2012.

D. The parties mutually desire to terminate the Lease as to a portion of the Premises, all on and subject to the terms and conditions hereof.

Agreement

Now therefore, in consideration of the mutual terms and conditions herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1 EFFECTIVE DATE. This Agreement shall be effective as an executory contract between the parties immediately upon their execution and delivery of the Agreement to each other. The partial termination of the Lease provided for hereunder shall become effective at 11:59 p.m. on June 30, 2012 (the “Effective Date”). Except as expressly modified under this Agreement, the Lease shall remain in full force and effect through its Expiration Date.

2 TERMINATION. Notwithstanding anything to the contrary in the Lease, the Term of the Lease shall be deemed to have terminated and expired on the Effective Date with respect to a portion of the Premises comprising approximately 18, 368 rentable square feet of space only as depicted on Exhibit C attached hereto and incorporated herein by reference (the “Released Space”); provided, however, that if Tenant shall violate any material provisions hereof, or if Tenant’s representations herein shall be false in any material respect, Landlord shall have the right to declare such termination null and void and to reinstate the Lease, in addition to, and not in lieu of, any other rights or remedies that may be available to Landlord. The Released Space shall be deemed to have been surrendered by Tenant on the Effective Date, but Tenant shall nevertheless fully comply with all obligations under the Lease with respect to the Released Space through the Effective Date, including those provisions relating to the condition of the Premises and removal of Tenant’s personal property upon expiration of the Lease.

2.1 Condition Precedent. This Agreement is expressly conditioned upon Landlord’s ability to enter into a two-year lease agreement with a new tenant for the majority of the Released Space. If

Oyster Point Marina Plaza Lease Termination Agreement

Kashiwa Fudosan America, Inc. :: Transcept Pharmaceuticals, Inc.

page 1 of 5	[Suite 200, 25,288 rsf]

Landlord fails for any reason to enter into such a new lease agreement for the Released Space on or before the Effective Date, this Agreement shall be null and void and of no further force or effect, and the Lease shall continue in effect through its Expiration Date fully as though the parties had never executed and delivered this Agreement to each other.

2.2 Sublease Termination. Tenant acknowledges that BiPar Sciences (“BiPar”) currently occupies the Released Space under the terms of a sublease agreement between Tenant and BiPar dated as of March 24, 2009. Tenant further understands and acknowledges that no privity of contract or estate exists between Landlord and BiPar and therefore agrees that Tenant shall be responsible, at no charge or cost to Landlord, for terminating the BiPar sublease and causing BiPar to vacate the Released Space on or before the Effective Date of this Agreement (subject to the provisions of ¶ 3.2 below) in order to effectuate the partial termination of the Lease provided for hereunder. Notwithstanding anything to the contrary herein or in the Lease, Tenant shall not be required to restore any improvements or remove any telecom wiring in the Released Space in connection with the partial termination of the Lease effected hereunder.

2.3 Continuation of Bay Area Bioscience Association Sublease. Tenant acknowledges that a portion of the Premises comprising approximately 6,920 rentable square feet of space depicted on Exhibit C attached hereto (the “BayBio Space”) is currently subleased to Bay Area Biosciences Association (“BayBio”) under the terms of a sublease dated as of June 11, 2009. Upon the Effective Date the BayBio Space shall be separately demised and denominated as Suite 221. Tenant agrees that the Lease with respect to the BayBio Space shall continue in full force and effect through the Expiration Date of the Lease. Notwithstanding anything to the contrary herein or in the Lease, Tenant shall not be required to restore any improvements or remove any telecom wiring in the BayBio Space upon the expiration of the Term of the Lease.

3 DISPOSITION OF PROPERTY. Notwithstanding anything to the contrary contained in the Lease, it is understood and agreed that Tenant shall remove from the Released Space the improvements, fixtures, and equipment described in Exhibit A, if such an Exhibit A is attached hereto. Tenant shall leave upon the Released Space all other improvements, furniture, fixtures, and equipment, including without limitation those items described in Exhibit B (collectively “Tenant’s FFE”), and upon the Effective Date Tenant hereby transfers all right, title, and interest in such items to Landlord on an “as-is, where-is” basis, fully as though by bill of sale, and represents and warrants that Landlord and its successors and assigns shall hold and enjoy the same free of claims by any other party.

3.1 Tenant’s Furniture, Fixtures, & Equipment. In consideration of Landlord’s agreement to permit the partial termination of the Lease effected under this Agreement, Tenant agrees to transfer all its right, title, and interest in Tenant’s FFE to Landlord by bill of sale on the Effective Date at no charge to Landlord.

3.2 Temporary Use by Subtenant. Notwithstanding anything to the contrary herein, Landlord agrees that BiPar shall be allowed to continue to utilize for its current purpose on a temporary basis in portion of the Released Space constituting the new Suite 212 (depicted on Exhibit C attached hereto) that will be created on the Effective Date through July 31, 2012, at no charge to either Tenant or BiPar.

Oyster Point Marina Plaza Lease Termination Agreement

Kashiwa Fudosan America, Inc. :: Transcept Pharmaceuticals, Inc.

page 2 of 5	[Suite 200, 25,288 rsf]

4 PAYMENTS AND AMENDMENTS. Tenant shall continue to pay all rentals and other charges under the Lease through the Effective Date, all of which shall be prorated on a per diem basis. Any undetermined charges may be billed to Tenant when determined (and Tenant’s obligation to pay the same shall survive termination of the Lease), or Landlord may reasonably estimate such charges and require that Tenant pay the same within thirty (30) days after Landlord bills the same, subject to adjustment after the actual charges have been determined. Landlord and Tenant agree that Tenant shall not be required to pay a lease termination fee in connection with the partial termination of the Lease agreed hereunder.

4.1 Amendment of Base Rent. From and after the Effective Date, the Base Rent shall equal the product of the Base Rent as set forth in the Lease, and a fraction the numerator of which is the number of rentable square feet in the BayBio Space, and the denominator of which is the number of rentable square feet in the Premises (the “Leased Space Ratio”).

4.2 Amendment of Additional Rent. From and after the Effective Date, the definition of “Tenant’s Pro Rata Share” in § 4.2(d) of the Lease shall be modified such that references to the “Premises” shall be references to the BayBio Space, and the Tenant’s Pro Rata Share set forth in the Table in the Lease shall be adjusted accordingly.

5 MUTUAL RELEASES. In consideration of Landlord’s releasing Tenant from the obligation to pay the balance of the rentals due under the Lease with respect to the Released Space and executing this Agreement, and in consideration of Tenant’s agreement to pay the amounts described in ¶ 4 above and of the representations and other agreements herein contained, Landlord and Tenant hereby release and forever discharge each other and their respective partners, officers, directors, agents, trustees, beneficiaries, and employees of and from any and all claims, liabilities, acts, damages, demands, rights of action, and causes of action which each party ever had, now has, or in the future may have against the other arising from or in any way connected with the Released Space under the Lease or Landlord’s management or operation of the Building or Complex with respect to the Released Space, except for those obligations and liabilities contained herein or reinstated pursuant to the provisions hereof or under the Lease with respect to the BayBio Space. This release is intended as a full settlement and compromise of each, every, and all claims and liabilities of every kind and nature. Both parties expressly waive any and all rights which they may have under § 1542 of the Civil Code of the State of California (or such similar statutes), which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Landlord and Tenant understand and agree that by execution of this Agreement, the other party and its partners, officers, directors, agents, trustees, beneficiaries, and employees do not admit any liability of any nature whatsoever. This Agreement is made entirely as a compromise and for the purpose of terminating the Term of the Lease with respect to a portion of the Premises and settling and extinguishing the respective claims, acts, damages, demands, rights of action, or causes of action of Landlord and Tenant with respect to the Released Space under the Lease.

6 WARRANTIES AND REPRESENTATIONS. Each party represents to the other that it has full power and authority to execute this Agreement. Each party represents to the other that, except as recited herein, it has not made any assignment, sublease, transfer, conveyance, or other disposition of the Lease or any interest in the Lease or the Released Space and that it has no knowledge of any existing or threatened claim, demand, obligation, liability, action, or cause of action arising from or in any manner connected with the Lease or the Released Space by any other party. Tenant represents that Tenant has not at any time done or suffered, and will not do or suffer, any act or thing whereby the Released Space or any part thereof are or may be in any way charged, affected, or covered by any lien or claim and shall indemnify, defend, protect, and hold Landlord harmless from all liabilities, claims, expenses, damages, or costs arising from the same, including (without limitation) attorneys’ fees and costs.

Oyster Point Marina Plaza Lease Termination Agreement

Kashiwa Fudosan America, Inc. :: Transcept Pharmaceuticals, Inc.

page 3 of 5	[Suite 200, 25,288 rsf]

7 HOLDING OVER. Tenant shall comply with § 26.1 of the Lease in the event that Tenant (or any subtenants or other occupants of the Released Space) retains possession of the Released Space or any part thereof after the Effective Date (adjusted to apply to the Rent applicable to the Released Space). The foregoing provisions shall not serve to extend the Term, although Tenant shall be bound to comply with all provisions of the Lease until Tenant vacates the Released Space.

8 NOTICES. Any notice given by any party to another party hereto shall be by certified or registered mail, return receipt requested, postage prepaid, to such other party at the address given below or such other address as such other party may from time to time designate in writing to the other parties in accordance with these provisions. The addresses set forth below shall supersede any addresses for notices set forth in the Lease or in the Amendment. Any such notice shall be deemed given when placed in the United States mails with sufficient postage prepaid.

Landlord:	KASHIWA FUDOSAN AMERICA, INC.
c/o Cushman & Wakefield of California, Inc., Agent
Attn: Oyster Point Asset Manager
400 Oyster Point Boulevard, Suite 117
South San Francisco, CA 94080

Tenant:	TRANSCEPT PHARMACEUTICALS, INC.
Attn: Dennie W. Dyer, Vice President Operations
1003 West Cutting Boulevard, Suite 110
Point Richmond, CA 94804

9 DEFINED TERMS. Terms used herein that are defined in the Lease or the Amendment shall have the meanings therein defined, unless a different definition is set forth in this Agreement. In the event of any conflict between the provisions of the Lease, the Amendment and/or this Agreement, the terms of this Agreement shall prevail.

10 SURVIVAL. Warranties, representations, agreements, and obligations contained in this Agreement shall survive the execution and delivery of this Agreement and shall survive any and all performances in accordance with this Agreement.

11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, which each severally and all together shall constitute one and the same Agreement.

12 ATTORNEYS’ FEES. If any party obtains a judgment against any other party or parties by reason of breach of this Agreement, reasonable attorneys’ fees and costs as fixed by the court shall be included in such judgment against the losing party or parties.

13 SUCCESSORS. This Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the heirs, successors, and assigns of the parties.

14 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

15 LANDLORD’S REPRESENTATIVE. Tenant acknowledges and agrees that, in executing this Lease, TAK Development, Inc., a California corporation, is acting solely in its capacity as Landlord’s authorized attorney-in-fact. TAK Development, Inc. is not acquiring or assuming any legal liability or obligation to any other party executing this Lease, and any claim or demand of any such other party arising under or with respect to this Lease shall be made and enforced solely against Landlord.

Oyster Point Marina Plaza Lease Termination Agreement

Kashiwa Fudosan America, Inc. :: Transcept Pharmaceuticals, Inc.

page 4 of 5	[Suite 200, 25,288 rsf]

16 WHOLE AGREEMENT. The mutual obligations of the parties as provided herein are the sole consideration for this Agreement, and no representations, promises, or inducements have been made by the parties other than as appear in this Agreement. This Agreement may not be amended except in writing signed by all the parties.

In witness whereof, the parties have executed this Agreement as of the date first above written.

Landlord:			Tenant:

KASHIWA FUDOSAN AMERICA, INC., a California corporation			TRANSCEPT PHARMACEUTICALS, INC., a Delaware corporation fka Novacea, Inc.

By:	TAK Development, Inc., a California corporation		By:	/s/ Thomas P. Soloway
Its:	Attorney-in-Fact			Thomas P. Soloway name typed]

	By:	/s/ Toru Iwai	Its:	EVP, COO
Toru Iwai, Vice President 6/27/2012

Oyster Point Marina Plaza Lease Termination Agreement

Kashiwa Fudosan America, Inc. :: Transcept Pharmaceuticals, Inc.

page 5 of 5	[Suite 200, 25,288 rsf]

[Exhibit A]

[PROPERTY TO BE REMOVED FROM THE RELEASED SPACE]

All personal property belonging to the subtenant currently occupying the Released Space.

Exhibit B

[PROPERTY TO BE LEFT IN THE RELEASED SPACE]

Exhibit B to Partial Termination with Transcept
Transcept Furniture List
Suite 200, 400 Oyster Point Blvd.
Prepared: June 19, 2012
Total
General Office Area
Cubicles in Open Area	17
Desks in Private Offices	30
Chairs (rolling)	78
Chairs (guest)	79
Small Conference Tables	10
White Boards	36
High File Cabinet (metal)	10
Low File Cabinets (metal)	34
Tall Cabinets (wood)	4
Book Shelves	19
Small Refrigerators	3

Reception Area
Built-in Reception Desk	1
Sofa	1
Coffee Table	1
Cabinet	1
Small End Table	1

Kitchen
Refrigerator	1
Metal racks	4
Small Tables	7
Chairs	23

Innowave Water Chiller	1

Storage Rooms
Shelves	13
Desks	2
Racks	8
Storage Cabinets	4

Main Conference Rooms
Large Conference Table	1
Leather Chairs	15
Sharp Flat Screen Monitor	1
Epson Projector	1
Glass White Board	1

Small Conference Rooms
Conference Room Tables	3
Epson Projectors	2
(Chairs and white boards included in total count)

Small Conference Rooms
Rolling Server Cabinet	1
Server Racks	2
Patch Panel	1
White Board	1
Metal Cabinet	1

Sanofi Shall Remove
Kitchen and Miscellaneous Equipment
Microwave		1	Belongs to Sanofi
Toaster over		1	Belongs to Sanofi
Toaster		1	Belongs to Sanofi
Coffee Makers		2	Belongs to Sanofi
Printers		7	Belongs to Sanofi
Cannon Copier		1	Belongs to Sanofi
Open Area Furniture
Tables		3	Belongs to Sanofi
Sofas		2	Belongs to Sanofi
Glass tables		2	Belongs to Sanofi

Exhibit C

Suite 200
new
Suite 221
a portion of
Suite 200 occupied
by Bay Bio.
New
Suite 212
currently a part
of Suite 200
LEGEND
[N] WALL
[E] WALL
DEMO
[N] DOOR
[E] DOOR
[N] WINDOW
[E] WINDOW

TSH INTERNATIONAL ARCHITECTURE + DESIGN	DESCRIPTION: 400 OPB - STE 200 SPACE PLAN	DATE: 04/26/07	1
	JOB NAME:	SCALE: NONE	
	JOB#: 207105	CONTRACTOR:	
	LOCATION: 400 OYSTER PT, SSF	DRAWN BY: AY	CHECKED BY: NT

J:\tshn\207105\DWG\UCX0001-11X17.dwg, Apr 26, 2007 - 9:58am, ayonez, (C) TSH International